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                      POLYTAMA INTERNATIONAL FINANCE B.V.
                             P.T. POLYTAMA PROPINDO

                  SOLICITATION OF CONSENTS TO AMEND INDENTURE

                                  RELATING TO

                   11 1/4% GUARANTEED SECURED NOTES DUE 2007

                                   ISSUED BY

                      POLYTAMA INTERNATIONAL FINANCE B.V.
                 (US$200,000,000 PRINCIPAL AMOUNT OUTSTANDING)

     IRREVOCABLY AND UNCONDITIONALLY GUARANTEED AS TO PAYMENT OF PRINCIPAL,
              PREMIUM, INTEREST AND ADDITIONAL AMOUNTS, IF ANY, BY

                             P.T. POLYTAMA PROPINDO

                                                                   July 14, 1998

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

     Polytama International Finance B.V. (the "Issuer") and P.T. Polytama Propindo (the "Company") are soliciting consents (the "Consent Solicitation"), upon the terms and subject to the conditions set forth in the Consent Solicitation Statement dated July 13, 1998 (the "Statement") and the enclosed form of Consent (the "Consent Form") from holders (the "Holders") of 11 1/4% Guaranteed Secured Notes due 2007 (CUSIP Number 73180UAA0) (the "Notes") to the proposed amendments of the Indenture relating to the Notes. The Statement and the Consent Form were sent to you earlier under cover of the letter dated July 13, 1998.

     We enclose herewith:

          1. a cover letter addressed to the Holders, dated July 14, 1998;

          2. the revised Consent Form (on yellow paper); and

          3. the Company's Annual Report on Form 20-F for the fiscal year ended December 31, 1997;

     We request that you forward the documents listed above to your clients for whom you hold the Notes registered in your name or in the name of your nominee or who hold the Notes registered in their own names.

     Additional copies of the enclosed material or the Statement may be obtained from the Trustee or the Information Agent.

                                          Very truly yours,

                                          Polytama International Finance B.V.
                                          P.T. Polytama Propindo

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE ISSUER, THE COMPANY OR THE TRUSTEE, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE STATEMENT OR THE ACCOMPANYING CONSENT FROM.